Exhibit 10.15

[DATE]

[NAME]
Present

Dear [NAME],

Re: Offer of Employment

We are pleased to extend our offer of employment to you. This letter agreement (the “Agreement”) sets forth the terms and conditions of your employment with              (the “Company”) and/or any of the affiliates of the Company’s ultimate parent company GDS Holdings Limited (together, the Company and other affiliates of GDS Holdings Limited are referred to herein as the “Group”)

1.                                      DUTIES

1.1                               You shall be employed as           . Your job grade is             . You will be based in            , and will report to

1.2                               You shall diligently and faithfully perform all duties required in your position. You shall devote your full time, effort and attention to the performance of your duties and shall act in all respects in accordance with the instructions and directions given to you by your immediate supervisor.

1.3                               You will be subject to, and must comply with, the provisions of the Company’s policies, rules and regulations implemented from time to time during the course of your employment, including organizational changes affecting your title, responsibilities and reporting structure.

1.4                               You shall not commit any act which shall prejudice or is detrimental to the Company’s reputation or business.

2.                                      TERM OF EMPLOYMENT

Your employment shall commence on a date to be agreed to between you and the Company (the “Effective Date”), which shall be no later than               , and will continue on an at-will basis unless terminated in accordance with the terms of this Agreement. However, this offer of employment is conditional upon the check of references by the Company to its satisfaction and the successful application of [            Visa (if necessary)].

3.                                      REMUNERATION

Base Salary

3.1                               Your base salary will be              per month and payable monthly on a 12-month basis in accordance with the Company’s customary payroll practices as in effect from time to time.

Discretionary Bonus

3.2                               The Company will take into account your performance and contribution to the Company’s business, as well as the financial performance of the Company’s business, in determining whether you will receive any bonus and the amount thereof.

Employee Stock Option/RSs/RSUs (if any)

3.3                               The terms and conditions governing your share options/RSs/RSUs granted under your previous employment in          shall remain unchanged. Such options/RSs/RSUs shall continue to be governed by the terms and conditions under the applicable Option/RS/RSU award notice and agreement.

Performance-Based Equity Compensation

3.4                               Subject to existing policies of the Group then in effect, you may be eligible for additional equity-based awards, such as options or RSs or RSUs, based on your performance, generally on an annual basis. Such awards will be determined at our sole discretion and the terms and conditions of such awards will be subject to the relevant plans and agreements governing such award.

Deductions and Off-Set

3.5                               All payments made to you will be subject to normal withholding and deductions including but not limited to mandatory pension and other contributions and individual income tax, if required by law. If at any time money is owed and payable by you to the Group whether under the provisions of this Agreement or otherwise, you agree that the Group may deduct the sum or sums from time to time owing to the Group from any payment due to you under this Agreement.

4.                                      ANNUAL LEAVE

4.1                               The number of paid annual leave that you will be entitled to will be subject to the government regulation and Company’s policy (which may be amended from time to time in our sole discretion). The number of paid annual leave under government regulation  and current policy of the Company applicable to you based in       is       days.   You shall otherwise observe the public holiday/work day schedule applicable in       . Any holiday shall be taken at such times as your immediate supervisor shall approve having regard to the commercial requirements of the Company’s business. If your employment commences or terminates part way through any calendar year, your holiday entitlement for that year shall be assessed on a pro rata basis.

4.2                               Upon termination of employment,

(a)                                 we shall be entitled to make deductions from your final pay for any annual holiday taken in excess of your annual holiday entitlement; and

(b)                                 you shall be entitled to payment in lieu of any unused annual holiday entitlement.

5.                                      SUPPLIMENTARY BENEFTIS

On the first day of employment, you shall be entitled to have supplementary benefits per Company’s policy, which may be amended from time to time.

6.                                      RESTRICTION ON OTHER EMPLOYMENT

During your employment with the Company, you may not without our prior written consent engage in any form of business or employment other than your employment with the Company, whether inside or outside your normal hours of work. At no time shall you engage, whether directly or indirectly, in any activity that is or may be in conflict with, or that might place you in a position of conflict with the Company. You shall adhere to the Company’s policies with respect to ethical code of conduct, conflict of interest and business opportunities.

7.                                      INTELLECTUAL PROPERTY

You acknowledge and agree that all intellectual or creative property discovered or developed by you during the course of your employment, including but not limited to form of documents, agreements, business models, business plans, marketing plans, financial forecasts and models, computer programs, codes (whether source codes or object codes), algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, marketing, financial and product development plans, forecasts, strategies and information (collectively, the “Intellectual Property”) shall belong to the Group. The Intellectual Property shall be deemed to originate in the course of your employment and termination of your employment shall not divest the Group of exclusive ownership of any such Intellectual Property. You shall, at any time during the term of this Agreement or at any time thereafter, assist the Group in obtaining and maintaining any patent, copyright, trademark or other protection for the Intellectual Property in any country. You agree to execute an inventions assignment agreement or any other document in order to achieve the purposes of this Section 7.

8.                                      CONFIDENTIALITY

8.1                               You acknowledge that in the course of your employment, you will have access to and be entrusted with information with respect to the business, operations, legal matters, financial standing, shareholding and corporate structure, contractual agreements, technology, infrastructure, transactions, affairs, ideas, concepts, know-how, methodologies and trade secrets of the Group, our shareholders, customers or business partners, all of which information is or may be confidential.

8.2                               You hereby agree that you shall not (except in connection with the proper discharge of your duties) during or after the period of your employment divulge to any party or otherwise make use of (and shall use your best efforts to prevent the publication or disclosure of) any trade secret or any confidential information of the Group, our shareholders, customers or business partners, including without limitation, the Intellectual Property.

8.3                               You agree to execute any confidentiality agreement or any other document relating to the protection of such confidential information as may from time to time be required by the Group, our shareholders, customers or business partners.

8.4                               All notes, files and documentation, whether in paper or electronic form, containing any of the Group’s trade secrets or confidential information which are acquired, received or made by you during the course of your employment and all personal property, including without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints and other documents or materials, or copies thereof, and equipment furnished to or prepared by you during the course of your employment and containing any of the Group’s trade secrets or confidential information shall remain the property of the Group, and you shall surrender the same to a designated person of the Group at the termination of your employment or at the request of the Group at any time during the course of your employment.

9.                                      NON-COMPETITION

9.1                               You hereby covenant that during your employment, you shall not be engaged or interested (whether as a director, shareholder (except as ownership of shares in public traded companies for portfolio investment purposes), agent, partner or employee) in any business concern of whatever kind which shall be in competition with the Group.

9.2                               You hereby represent that as of the Effective Date, you are not and will not be subject to, by virtue of becoming an employee of the Company, any non-compete obligation with respect to any third party.

10.                               NON-SOLICITATION

10.1                        You hereby covenant that during the term of your employment and for a period of twelve (12) months after the termination of your employment, you shall not, either on your own behalf or on behalf of any third party, canvass, solicit or approach any person, firm or company who was a customer of or was in any business arrangement with the Group.

10.2                        You hereby covenant that during your employment and for a period of twelve (12) months after the termination of your employment, you shall not, either on your own behalf or on behalf any third party, solicit or entice or endeavor to solicit or entice away any employee of the Group.

11.                               TERMINATION

11.1                        The employment contract can be terminated by the Company and you after mutual agreement.

11.2                        Thirty (30) days’ written notice is required if you want to terminate the employment contract.

11.3                        The Company shall have the right to terminate your employment immediately without compensation for Cause or upon any other ground pursuant to any applicable employment law. For purposes of this Agreement, “Cause” means:

(i)                                     the commission by you of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of any criminal offence;

(ii)                                  a material breach of any agreement or understanding between you and the Group including, without limitation, any applicable invention assignment, employment, non-competition, confidentiality or other similar agreement;

(iii)                               misrepresentation or omission of any material fact in connection with your employment;

(iv)                              a material failure to perform your duties, to obey a reasonable direction of a supervisor or to abide by the policies or codes of conduct of the Company; or

(v)                                 any conduct that is materially adverse to the name, reputation or interests of the Group.

11.4                        Following termination of your employment, you shall fully cooperate with us in all matters relating to the winding up of pending work and the orderly transfer of work to other employees of the Company. All books, manuals, records, reports, plans, presentations, financial and operating data, notes, contracts, lists, blueprints and other documents or materials regarding the business of the Group, and equipment furnished to you in the course of or incident to your employment, shall be the property of the Company (the “Company Property”). You shall not remove any Company Property at any time without proper advance authorization and shall return all Company Property in your possession or under your control to designated persons of the Company upon termination of your employment.

12.                               EMPLOYING ENTITY; INTRA-GROUP TRANSFERS

You agree that you may be required to enter into legal employment relationships with one or more of the affiliates within the Group in order to achieve the purposes of this Agreement based on the terms and conditions herein. We may, from time to time, transfer your employment to any of the affiliates within the Group provided that all periods of employment with any affiliate within the Group shall count as a continuous period of service.

13.                               PROVISIONS SURVIVING TERMINATION

The termination of your employment shall not terminate those provisions of this Agreement which impose a continuing obligation on you after such termination.

14.                               ACKNOWLEDGEMENTS

14.1                        You acknowledge that you have carefully reviewed all the terms and obligations contained in this Agreement and understand fully the character and extent of the restrictions and obligations imposed upon you during and after the term of your employment. You hereby expressly agree that the restrictions and obligations are reasonable and are necessary for the proper protection of the Company.

14.2                        You agree that if any one or more of such restrictions shall be judged to be void as going beyond what is reasonable in the circumstances for the protection of the Company but would be valid if words were deleted therefrom or if the restriction periods were shortened, such restrictions shall apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other restriction contained herein.

14.3                        The provisions herein shall not preclude any party from injunctive or other relief for any breach of any term of this Agreement.

15.                               GENERAL

15.1                        In the event that any of the provisions of this Agreement shall be determined to be invalid, void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

15.2                        This Agreement is personal to you and cannot be assigned to any third party.

15.3                        This Agreement may be signed and accepted in counterparts and by the parties on separate counterparts, each of which when executed shall be an original but all counterparts shall together constitute one and the same document.

15.4                        Unless stated otherwise in this Agreement, this Agreement, any inventions assignment and confidentiality agreement, the Non-Competition Agreement and the Award Notice and Agreement shall constitute the entire agreement between us and supersede all previous communications, representations and agreements, whether oral or written, with respect to the subject matter of this Agreement.

15.5                        This Agreement shall be governed by the laws of [the Hong Kong Special Administrative Region].

We are excited that you will be joining us, and we very much look forward to working with you.

Yours faithfully,
[Name of the company]

[NAME]
[TITLE]

To: [Name of the company]

I have read and understood the terms of the above Agreement and hereby accept such terms as stated.

Name:

No. [   ]

Labor Contract

Party A: [Global Data Solutions Co., Ltd., Shanghai Branch]

Party B:

Date of Signing:

Party A: [Global Data Solutions Co., Ltd., Shanghai Branch]

Legal Representative: Huang Wei

Company Address: 2/F, Building 2, 428 Yanggao South Road, Pudong New District, Shanghai

Telephone: 021-2033 0303

Facsimile: 021-2033 0202

Party B:                               Sex:                       Age:

ID No.:

Current Address:

Address under Residence Certificate:

Telephone:

Contact Person for Emergency:

His/her Telephone:

Party A and Party B have, through equal negotiations, entered into this Labor Contract based on willingness and in accordance with the Labor Law of the People’s Republic of China, and agree to comply with all terms of this Contract.

Table of Contents

Chapter 1 Employment Term and Documents Forming Contract	1
Chapter 2 Description of Job	1
Chapter 3 Labor Protection and Working Conditions	1
Chapter 4 Compensation (as set forth in Offer Letter)	2
Chapter 5 Social Security and Welfares and Benefits	2
Chapter 6 Labor Disciplines	3
Chapter 7 Novation and Termination of Labor Contract	3
Chapter 8 Termination and Renewal of Labor Contract	5
Chapter 9 Economic Compensatory Payments and Indemnities	6
Chapter 10 Additional Clauses	7
Chapter 11 Labor Dispute and Miscellaneous	8
Renewal Agreement to Labor Contract	i
Novation Agreement to Labor Contract	ii
Instructions	iii

Chapter 1 Employment Term and Documents Forming Contract

Article 1

This Contract is a [fixed term/open term] employment.

This Contract shall become effective from             and expires as on                  . The probation period will end as on              . Party A has the right to shorten the probation period to convert Party B as the formal employee.

The documents forming this Contract include: text of this Contract and all Renewal Agreements and Novation Agreements, Job Description, Offer Letter, Confidentiality/Non-compete Agreement (if any), Training Agreement (if any), Compensation and Benefits Policy, Employee Manual, and any regulations of Party A’s Rules and Systems (as amended and publicized by Party A from time to time) which are applicable to this Contract based on their natures. Party A shall have delivered the above documents to Party B within a reasonable time prior to the formation of this Contract.

Chapter 2 Description of Job

Article 2	The department and position of Party B are detailed in the Offer Letter.

Article 3

Party B shall complete the duties assigned by Party A in accordance with the job standards as set forth in the Job Description signed by the parties and other agreements between the parties as well as schedules for monthly performance targets and his/her performance shall be basis for valuation of his/her work and renewal of employment.

Article 4

Party B acknowledges that during the term of this Contract, Party B has the right to, by giving a written notice, change or adjust the position and title of Party B to meet its demands for positions and on the basis of Party B’s capacity, performance and job review in accordance with Article 10 hereof.

Chapter 3 Labor Protection and Working Conditions

Article 5

Party B shall adopt [Standard Working Hours System/Comprehensively Calculated Working Hours System/Non-fixed Working Hours System].

•                                Standard Working Hours System: a 8-hour working day and a 40-hour working week (excluding dining time);

•                                Comprehensively Calculated Working Hours System: average 8-hour working day and average 40-hour working week (excluding dining time);

•                                If Non-fixed Working Hours System or Comprehensively Calculated Working Hours System is applied, the rest time will be arranged by Party A on the condition that Party B can complete the work assignments by Party A.

Article 6

Party A may extend the working hours of Party B or arrange extra work for Party B according to work demands. Extra work shall be arranged in accordance with the extra work procedures set forth in Employee Manual. The compensation base for extra work shall be the standards set forth in Compensation and Benefits Policy and the standards for extra work pay shall comply with the applicable laws and regulations.

Article 7	Party A shall provide Party B with requisite working conditions and tools, establish sound work process, and formulate operation specifications, work scope and safety and health systems.

Article 8	Party A shall educate Party B in respect of ethics, working skills, safety, disciplines and rules and regulations.

Chapter 4 Compensation (as set forth in Offer Letter)

Article 9

Party A shall pay to Party B the monthly salary in cash on 30th of each month. The salary standards and statutory holiday benefits shall be applied in accordance with the Offer Letter and Compensation and Benefits Policy, in no case below the minimum salary line cut by local government. If compensation is otherwise agreed by the parties in any attachment, such attachment shall be applied for payment of compensation.

In case of illness or non-work injury, Party B will be paid a sick pay in accordance with the standards applicable for sick leave as set forth in the Compensation and Benefits Policy. Party B shall provide sick leave certificate issued by a designated medical institution.

Article 10

In case Party A will change the position of Party B (including duties, salary (including allowances and perks) and benefits), it shall give a 15 days prior written notice to Party B. If Party B agrees to such change, the parties shall sign a Novation Agreement in the form attached to this Contract. If Party B refuses to accept such change, it may terminate this Contract in accordance with Article 24(5). Party B shall decide to accept or refuse such change by giving a notice within 15 days of receipt of the above notice.

Article 11

If Party B has to take a full month rest due to lack of work volume of Party A, Party B will be paid monthly living expenses (after deduction of mandatory social security contributions) in accordance with the applicable laws and regulations.

Article 12

Party A has established compensation non-disclosure policy. Party B shall comply with such policy and shall be deemed to have committed a serious violation of labor disciplines if he/she violates these policy and will be disciplined in accordance with the provisions set forth in the Offer Letter and the relevant regulations of Party A.

Party A may, in its full discretion, grant Party B stock incentive plans, including but not limited to stocks, stock options or other similar rights of Party A or its shareholders and a separate agreement shall be entered into by the parties to govern such grant plans. Party B acknowledges and agrees that the grant of such stocks, stock options or other similar rights shall not be a commitment of employment.

Chapter 5 Social Security and Welfares and Benefits

Article 13

The parties shall fully pay pension, medical insurance, unemployment insurance, work-related injury insurance, maternity insurance and housing fund in accordance with the social security regulations applicable nationally and at the place of employment and social security maintenance. Party A will handle the social security issues for Party B and withhold for Party B the social security premium and housing fund payable by Party B.

Article 14	After this Contract is terminated or cancelled, Party A shall handle the transfer of personal files and social security for Party B within seven days after request by Party B. If Party B needs to file unemployment registration, Party A shall issue document evidencing termination of labor contract.

Article 15

After the termination of this Contract, Party B shall complete handover process in accordance with the regulations of Party A. Upon completion of such handover, Party A shall handle the transfer of social security, housing fund and personal files of Party B in accordance with applicable regulations.

Article 16

In case of illness or non-work injury, Party B will be entitled to medical standards as set forth by the applicable medical insurance rules at the place of employment/social security maintenance. In case of sick rest, a separate medical treatment period agreement shall be signed by the parties. The medical treatment period shall be applied in accordance with the Regulations of Medical Treatment Period for Employee Illness or Non-work Injury.

Article 17	In case of work injury, the work injury insurance regulations applicably nationally and at the place of employment shall be applied to Party B.

Article 18

The female employee benefits in pregnancy, child birth and baby nursing periods shall be applied in accordance with the maternity insurance regulations applicable nationally and at the place of employment.

Chapter 6 Labor Disciplines

Article 19

Party A will establish regulations and labor disciplines in accordance with laws to meet demands of business and operations. Party A has the right to discipline Party B for his/her performance in work in accordance with Employee Manual and Employee Rewards and Disciplinary Sanctions Policy. In case Party B violates the working disciplines and other regulations of Party A, Party A may impose disciplinary sanctions in accordance with the applicable regulations, even by terminating this Contract.

Article 20

Party B shall fully read, understand and comply with all regulations and policies of Party A, comply with labor safety and health policy, production and operation specifications and working requirements, protect assets of Party A, adhere to ethics, proactively participate in training activities organized by Party A to improve his/her skills.

Article 21	Party B shall keep confidential Party A’s trade secret and shall not use such trade secrets for unjust economic interests of his/her personal or other organizations.

Article 22	Without consent of Party A, Party B shall not engage in other employments (including part-time).

Chapter 7 Novation and Termination of Labor Contract

Article 23

Novation of Contract. Upon occurrence of any of the following events, Party A and Party B may amend this Contract and the employment novation shall be processed accordingly:

(1)         Agreement of the parties on novation;

(2)         Change of compulsory provisions of the laws and regulations applicable to this Contract;

(3)         The objective conditions based on which this Contract was formed have changed significantly so that the parties can’t perform this Contract and a party requests to change the terms of this Contract. In such case, a party requesting for change shall inform the other party of its request in writing and the other party shall respond in writing within 15 days. The other party failing to respond within the above period shall be deemed to refuse the request for change.

Article 24

Termination of Contract. Upon the occurrence of any of the following events, this Contract may be terminated:

(1)         Party A has the right to terminate this Contract immediately upon occurrence of any of the following events:

(a)         Party B is proven to be unqualified for recruitment conditions within the probation period;

(b)         Party B is in material violation of labor disciplines or regulations of Party A;

(c)          Party B commits gross misconduct or malpractice, which causes losses to Party A;

(d)         Party B establishes labor relationship with other employers and such condition has serious impact on his/her carrying out of the tasks assigned by Party A, and he/she refuses to correct upon demand by Party A;

(e)          Party B is prosecuted for his/her crime.

(2)         Party A has the right to terminate this Contract by giving 30 days prior written notice to Party B upon occurrence of any of the following events:

(a)         Party B is still unable to perform his/her original work or other works assigned by Party A after expiry of his/her applicable medical treatment period for illness or non-work injury;

(b)         Party B is not competent for his/her work and remains so after training or change of position;

(c)          There occurs material change of objective conditions on the basis of which this Contract was formed such that the parties can’t continue to perform this Contract and are still unable to agree to change of this Contract through consultation.

(3)         Redundancy. If Party A needs to lay off its employees upon occurrence of any of the following events, it shall inform all its employees 30 days prior to redundancy and listen to their opinions, unless otherwise provided for in Confidentiality/Non-compete Agreement or other agreements between the parties, and it may terminate this Contract after report to local labor and social security authority:

(a)         Party A enters into reorganization under the bankruptcy laws;

(b)         Party A is in serious distress of business and operation.

(4)         Party A shall not terminate this Contract in accordance with the above paragraphs (2) or (3) if Party B is in any of the following conditions:

(a)         Party B is in occupational illness or is rated for disability due to work injury;

(b)         Party B is in the prescribed medical treatment period for illness or non-work injury;

(c)          Party B who is female is in the periods of pregnancy, child birth or baby nursing;

(d)         Party B has worked with Party A for ten consecutive years and is in less than five years prior to statutory retirement age;

(e)          Party B is a veteran and his/her employment with Party A is his/her first job and has not reached three years;

(f)           Party B is in mandatory military service;

(g)          Other applicable conditions as set forth by laws and regulations applicably nationally and at the place of employment.

(5)         Party B may terminate this Contract by giving 30 days prior written notice to Party A, unless otherwise provided for in Confidentiality/Non-compete Agreement or other agreements between the parties.

(6)         Upon occurrence of any of the following events, Party B may terminate this Contract by giving a notice to Party A:

(a)         During the probation period (by giving 3 days prior written notice);

(b)         Party A forces Party B to work by violence, threat, imprisonment or other unlawful freedom confinement;

(c)          Party A fails to pay salary or provide working conditions in accordance with this Contract;

(d)         Party A fails to pay social security premiums for Party B in accordance with the laws.

(7)         The parties may terminate this Contract by agreement.

Article 25

Upon the expiry of the term of this Contract, the employment relationship shall be immediately terminated upon request by Party B if Party A fails to process the termination documentation. Except for compensation as set forth in Article 30(3) below, such termination shall be deemed as happens under Article 26(1).

Chapter 8 Termination and Renewal of Labor Contract

Article 26	This Contract shall be terminated upon occurrence of any of the following events:

(1) The term of this Contract expires and is not extended by the parties; (2) Party B reaches statutory retirement age; (3) Other conditions as set forth by laws, regulations and rules.

Article 27	Party A shall inform Party B in writing of its intent to terminate or renew this Contract 30 days prior to expiry of the term of this Contract.

Article 28

Upon occurrence of any of the following events, this Contract shall be extended and the employment renewal shall be processed accordingly:

(1)         The parties agree to extend this Contract;

(2)         Upon the expiry of term of this Contract, the employment between the parties continues without termination and Party B requires renewal of employment;

(3)         For the above paragraph (2), if the parties can’t agree on the new employment term whilst Party B requires renewal, then the new employment term shall not be less than 12 months from the signing of a Renewal Agreement;

(4)         In case Party B is dispatched for domestic or offshore training programs at the cost of Party A, the parties shall sign training agreement upon request by Party A, which shall stipulate the service term committed by Party B in consideration of the training. If the committed service term is longer than the term of this Contract, the excessive term shall be deemed as a renewal term, unless otherwise required by Party A.

The parties agree as follows:

Chapter 9 Economic Compensatory Payments and Indemnities

Article 29

In any of the following events, Party A shall make economic compensatory payments to Party B in accordance with the standards as set forth below:

(1)         If Party A deducts or is late in paying salary to Party B without cause, or refuses to pay extra work pay to Party B, it shall pay Party B an economic compensation equivalent to 25% of overdue salary in addition to full payment of salary;

(2)         If the salary paid to Party B is below the minimum wage rate applicable at the place of employment, Party A shall pay Party B an economic compensation equivalent to 25% of the shortage in addition to full payment of shortage;

(3)         If Party A fails to give a termination notice to Party B prior to expiry of employment term in accordance with Article 27, it shall pay Party B an economic compensation at a rate of Party B’s average day wage for preceding month for each day as delayed.

Article 30

Compensations to Party B in case of Party A’s termination of this Contract:

(1)         The regulations on medical aid fees applicable nationally and at the place of employment shall be applied in case that Party A terminates this Contract in accordance with Article 24(1)(a);

(2)         Party A shall pay Party B an economic compensation according to his/her seniority in Party A which shall be equal to one monthly salary for one year and half a monthly salary for six months in case that Party A unilaterally terminates this Contract in accordance with Article 24(2) and Article 24(3). A period of six months or more but less than a full year will be deemed as one year in calculating compensation. A period of less than six months will be deemed as six months in calculating compensation.

The monthly salary herein means the average monthly salary of Party B for 12 months prior to termination.

If the monthly salary of Party B exceeds 300% of average employee monthly salary for preceding year as published by municipal government at the place of employer, then the monthly salary as used to calculate the above compensation to Party B shall be such 300% of average employee monthly salary with the total compensation to be capped at twelve monthly salaries.

The economic compensation will be paid by Party A after the handover process as set forth in Article 15 has been completed.

(3)   The compensation amount and method as set forth in any Confidentiality/Non-compete Agreements between the parties (if any) shall be applied in case of termination of employment.

Article 31

Compensations to Party A in case of Party B’s termination of this Contract:

(1)         Party B shall compensate losses suffered by Party A as a result of termination of this Contract by Party B in violation of Article 24(5);

(2)         If Party B unilaterally terminates this Contract within the committed service term as set forth in a training agreement between the parties in accordance with Article 28(4), it shall pay Party A an economic compensation in accordance with the Compensation and Benefits Policy of Party A;

(3)         The compensations as set forth in the above (1) and (2) shall be cumulative.

Article 32

Party B shall compensate losses suffered by Party A as a result of Party B’s violation of confidentiality obligation or termination of this Contract by Party A in case of Party B’s breach of the terms hereof.

Article 33

Party B shall not be entitled to claim compensation against Party A in the following events:

(1)         This Contract is terminated by Party A as result of Party B’s breach of Article 19;

(2)         Party A terminates this Contract in accordance with Article 24(1).

Article 34	Upon occurrence of event under Article 33(2), Party A has the right to deduct the salary payable at the month when such event occurs as compensation to Party A.

Chapter 10 Additional Clauses

Article 35	The parties agree to add the following clauses:

35.1 Non-compete. _Both parties will sign another Non-compete Agreement, the specific clauses of which can be referred to Non-disclosure and Non-compete Agreement between the parties.

35.2 Non-solicitation. Party B covenants that during the term of his or her employment and for a period of twelve (12) months after the termination of his or her employment, Party B shall not, either on his or her own behalf or on behalf of any third party, canvass, solicit or approach any person, firm or company who was a customer of or was in any business arrangement with Party A or solicit or entice or endeavor to solicit or entice away any employee of Party A.

Chapter 11 Labor Dispute and Miscellaneous

Article 36

If a dispute arises between the parties in respect of performance of this Contract, the parties may ask for mediation. If failing so, each party may submit the dispute to labor dispute arbitration commission for arbitration within one year after the occurrence of the dispute.

Either party may also directly submit the dispute to the labor dispute arbitration commission for solution.

This agreement will be governed by the laws of People’s Republic of China.

Article 37

Upon request of Party A, the parties shall enter into the separate agreements specific to his/her position (including training agreement, medical treatment period agreement, compensation agreement, but shall exclude agreements regarding stocks, stock options or other similar rights). These specific agreements shall constitute an integral part of this Contract with the same legal effect.

Article 38

If any clause of this Contract is in conflict with the mandatory provisions of the current and future laws and regulations applicable nationally and at the place of employment, this clause shall be void and laws shall be applied in its place and for this purpose, the parties shall conclude a Novation Agreement in the form attached hereto.

Article 39	This Contract (including all attachments and novation agreements) is written in two copies and each party holds one copy.

(no text to follow)

Party A (company seal):	Party B (seal):

Legal Rep/Authorized Rep.:

Dated	Dated

Party B hereby acknowledges that:

I have been given sufficient time to read all clauses of this Contract (including all attachments) and I fully understand the meanings of all clauses without doubt. I am willing to comply with all clauses of this Contract.

Signed by

Dated

Renewal Agreement to Labor Contract

This Renewed Labor Contract is a [fixed/open] term contract. The effective date of this Renewal Agreement shall be                    and will end as on                     .

The original clauses of the Labor Contract shall be revised as follows:

Party A (company seal):	Party B (seal):

Legal Rep/Authorized Rep.:

Dated	Dated

i

Novation Agreement to Labor Contract

Through consultations and on the principles of equality and willingness, the parties agree to revise the Labor Contract as follows:

Party A (company seal):	Party B (seal):

Legal Rep/Authorized Rep.:

Dated	Dated

ii

Instructions

1.              This Contract is used as labor contract between employer and employee.

2.              When employer and employee enter into labor contract in the form of this Contract, any contents subject to agreement of the parties will be filled in the relevant blanks in the Contract.

In signing the labor contract, Party A shall affix its company seal and its legal representative or authorized representative shall undersign or seal on it.

3.              Any additional clauses as agreed by the parties shall be expressly stated in this Contract.

4.              Any other agreements or changes to this Contract may be attached to this Contract.

5.              This Contract shall be filled out by fountain pen or felt-tip pen, written clearly and eligibly, concisely, accurately, and free from correction.

6.              This Contract is written in two copies and each party holds one copy. Party B’s copy shall not be kept by Party A.

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